UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2011

SENIOR HOUSING PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-15319	04-3445278
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Two Newton Place, 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-796-8350

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In this Current Report, the terms “we”, “us”, and “our” refer to Senior Housing Properties Trust or its applicable consolidated subsidiaries unless otherwise noted.

Item 8.01.  Other Events.

On December 30, 2011, we issued a press release announcing, among other things, that Sunrise Senior Living, Inc., or Sunrise, provided us notice that Sunrise’s leases for 10 of the 14 senior living communities we lease to Sunrise will be terminated effective December 31, 2013.  A copy of the press release is attached as Exhibit 99.1 to this Current Report and is incorporated into this Item 8.01 by reference.

For more information about our leases with Sunrise and a related guaranty from Marriott International, Inc., please refer to our filings with the Securities and Exchange Commission, or SEC, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2010 (including the sections captioned “Business — Senior Living Properties — Sunrise Senior Living, Inc.,” and “— Lease Terms,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Portfolio Overview,” as updated by our Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011 (including the section captioned “Management’s Discussion and Analysis of Financial Condition and Results of Operations — Portfolio Overview”).  Our filings with the SEC, including our annual report and our quarterly report referred to above, are available at the SEC’s website at www.sec.gov.

Item 9.01.  Financial Statements and Exhibits.

(d)           Exhibits.

99.1        Press Release dated December 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENIOR HOUSING PROPERTIES TRUST

	By:	/s/ Richard A. Doyle
Richard A. Doyle
Treasurer and Chief Financial Officer

Date: January 4, 2012